PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE MARKED BY AN ASTERISK (*).

                                                  CONTRACT AMENDMENT

ENRON GAS LIQUIDS, INC.
PO Box 1188                                       Part I
Houston TX 77251-1188

Contract Amendment with

Attn:  Kris Lindsey                      Amendment Date:  July 21, 1995
Empire Gas Corporation                   EGL Contract No.:  SM 091395-S
PO Box 303                               Contract Date:    04/24/95
Lebanon, MO  65536                       Counterparty's Contract No.:

Confirms conversation between:   Marty Lerum and Kris Lindsey of Empire
                                 Gas Corporation and Bard Black

The Subject Contract will be amended as follows, effective:  April 24, 1995

PRODUCT:
      Propane

*QUANTITY:

The Contract Quantity is 126,000 barrels. Monthly Quantities are as follows:

     June 95        7,000 barrels        December 95      14,000 barrels
     July 95        7,000 barrels        January 96       14,000 barrels
     August 95      7,000 barrels        February 96      14,000 barrels
     September 95   7,000 barrels        March 96         14,000 barrels
     October 95     14,000 barrels       April 96          7,000 barrels
     November 95    14,000 barrels       May 96            7,000 barrels

*CONTRACT PRICE:

     The price per gallon shall be calculated monthly based upon the average of the weekly high and low Hattiesburg, Mississippi spot prices for propane as reported by Oil Price Information Service's Petroscan (OPIS) for the calendar month of delivery, and using such average prices to calculate an arithmetic average price for the relevant month. A fee of
     * per gallon shall be * from this figure. The result of this calculation shall be rounded to three (3) decimal places, using cents per gallon.

     Buyer shall take or pay for a minimum of 100% of the quantity of Product as stated above under "Quantity." All Product not lifted by the end of each calendar month will be billed based on the above calculation on the day immediately following the last day of the relevant calendar month. Seller shall have no obligation to deliver product to Buyer after May 31, 1996. For purposes of this Contract Price paragraph only, the delivery date shall be defined as the Meter ticket date.
     (see Special Provisions)

     In the event that the monthly calculated Hattiesburg, Mississippi OPIS price * the calculated monthly Mont Belvieu TET OPIS average spot price by * per gallon, the Buyer's Contract Price shall be the monthly Mont


       2 of 2

     Belvieu TET OPIS spot price * per gallon for Quantities of Product that are delivered FOB Egan, Louisiana only.


FOB

     Egan, Louisiana

     (or such other point(s) as the parties may agree to)

Remarks: "*" Denotes Change in Quantity to delete the language referencing the 80% minimum.

Please insert your company's contract number in the space provided in the upper right hand section of this Amendment.

All other terms and conditions of the subject contract, including prior Amendments, shall remain the same and the parties hereby ratify said Agreement as amended herein.

Accepted and agreed to this second day of August, 1995.


EMPIRE GAS CORPORATION           ENRON GAS LIQUIDS, INC.


/s/ Kris Lindsey                 /s/ Keith Hillegonds
_________________________        ______________________________
BY      Kris Lindsey             BY  KEITH HILLEGONDS
        _________________
TITLE:  Vice President           TITLE:  DIRECTOR, MKTG. CENTRAL REGION
        _________________

     *  Confidential material deleted.
        ______________________________